Exhibit 10.29

MEDALIST DIVERSIFIED REIT, INC.

2018 EQUITY INCENTIVE PLAN

Effective August 23, 2018

Article I
DEFINITIONS

1.01.	Affiliate

“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

1.02.	Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Units, an Incentive Award, an Option, SAR or Other Equity-Based Award (including an LTIP Unit) granted to such Participant.

1.03.	Board

“Board” means the Board of Directors of the Company.

1.04.	Cause

“Cause” has the same meaning as set forth in an employment, severance, change in control or similar agreement between the Participant and the Company or an Affiliate. If the Participant and the Company or an Affiliate are not parties to an employment, severance, change in control or similar agreement that defines the term “Cause,” then “Cause” means the Participant’s conviction of, or plea of guilty or nolo contendre to, a felony (excluding traffic-related felonies), or any financial crime involving the Company (including, but not limited to, fraud, embezzlement or misappropriation of Company assets) provided that the Board determines to terminate the Participant for Cause within sixty days after the Participant’s conviction or plea.

1.05.	Change in Control

“Change in Control” means and includes each of the following:

(a)          The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries or by the Manager or any of its Affiliates, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.

(b)          Individuals who constitute Incumbent Directors at the beginning of any consecutive twelve month period, together with any new Incumbent Directors who become members of the Board during such twelve month period, cease to be a majority of the Board at the end of such twelve month period.

(c)          The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i)        the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii)       no Person (other than any employee benefit plan sponsored or maintained by the Successor Entity or the Parent Company) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii)       at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(d)          The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.06.	Code

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee

“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under this Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided further that with respect to awards made to a member of the Board who is not an employee of the Company or an Affiliate of the Company, “Committee” means the Board.

1.08.	Common Stock

“Common Stock” means the common stock of the Company.

1.09.	Company

“Company” means Medalist Diversified REIT, Inc., a Maryland corporation.

1.10.	Completion Date

“Completion Date” means the later of (i) the initial closing date of the initial registered public offering of the Common Stock registered on Form S-11 and (ii) the expiration date of the underwriters’ over-allotment option in the initial registered public offering of the Common Stock registered on Form S-11.

1.11.	Control Change Date

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions on which the Change in Control occurs.

1.12.	Corresponding SAR

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.13.	Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to specified Performance Units, an Other Equity-Based Award or Incentive Award of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. The Committee shall provide that Dividend Equivalent Rights payable with respect to any such award that does not become nonforfeitable solely on the basis of continued employment or service shall be accumulated and distributed only when, and to the extent that, the underlying award is vested or earned. The Committee may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.14.	Effective Date

“Effective Date” means August 23, 2018.

1.15.	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.16.	Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the Nasdaq Capital Market for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the Nasdaq Capital Market, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.17.	Good Reason

“Good Reason” has the same meaning as set forth in an employment, severance, change in control or similar agreement between the Participant and the Company or an Affiliate and the Participant’s resignation shall be with Good Reason only if the requirements for such resignation set forth in the employment, severance, change in control or similar agreement are satisfied. If the Participant and the Company or an Affiliate are not parties to an employment, severance, change in control or similar agreement that defines the term “Good Reason,” then “Good Reason means (a) the assignment to the Participant of duties or responsibilities that are substantially inconsistent with the Participant’s title at the Company or an Affiliate; (b) a material diminution in the Participant’s title, authority or responsibilities (other than changes in authority or responsibility in connection with the employment of a new executive or the promotion of another executive in either case commensurate with the growth of the Company); (c) a material reduction in the Participant’s annual base salary or annual or long-term incentive opportunities; or (d) a relocation (without the Participant’s written consent) of the Participant’s principal place of employment by more than thirty-five miles. A resignation shall not be with Good Reason pursuant to the preceding sentence unless the Participant gives the Company written notice of the grounds that the Participant contends constitute Good Reason, such notice is given within ninety days after the event, act or omission that the Participant contends constitutes Good Reason and the Company fails to cure such event, act or omission within thirty days after receipt of the Participant’s notice.

1.18.	Incentive Award

“Incentive Award” means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.

1.19.	Incumbent Directors

“Incumbent Directors” means individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors serving on the Board at the time of the election or nomination, as applicable, shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.04(a) or Section 1.04(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.

1.20.	Initial Value

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or 110% of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Shareholder). Except as provided in Article XII, without the approval of stockholders (a) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of a SAR without the approval of stockholders if, on the date of such amendment, cancellation, new grant or payment the Initial Value exceeds Fair Market Value.

1.21.	LTIP Unit

“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.22.	Manager

“Manager” means Medalist Fund Manager, Inc., a Virginia corporation and the Company’s external manager.

1.23.	Nonemployee Director

“Nonemployee Director” means a member of the Board who is not an employee of the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

1.24.	OP Units

“OP Units” means units of limited partnership interest of the Operating Partnership.

1.25.	Operating Partnership

“Operating Partnership” means Medalist Diversified Holdings, L.P., a Delaware limited partnership and the Company’s operating partnership.

1.26.	Option

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.27.	Other Equity-Based Award

“Other Equity-Based Award” means any award other than an Incentive Award, an Option, SAR, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.

1.28.	Participant

“Participant” means an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or Operating Partnership), and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units or a Stock Award, an Incentive Award, Option, SAR, Other Equity-Based Award or a combination thereof.

1.29.	Performance Award

“Performance Award” means an Option, SAR, Stock Award, award of Performance Units, Incentive Award or Other Equity-Based Award (including an LTIP Unit) that is not a Time-Based Award.

1.30.	Performance Units

“Performance Units” means an award, in the amount determined by the Committee, stated with reference to a specified or determinable number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of an equal number of shares of Common Stock on the date of payment.

1.31.	Plan

“Plan” means this Medalist Diversified REIT, Inc. 2018 Equity Incentive Plan, as set forth herein and as further amended from time to time.

1.32.	REIT

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.33.	SAR

“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.34.	Stock Award

“Stock Award” means shares of Common Stock awarded to a Participant under Article VIII.

1.35.	Ten Percent Shareholder

“Ten Percent Shareholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

1.36.	Time-Based Award

“Time-Based Award” means an Option, SAR, Stock Award, award of Performance Units, Incentive Award or Other Equity-Based Award (including an LTIP Unit) that vests, is earned or becomes exercisable based solely on continued employment or service.

Article II
PURPOSES

This Plan is intended to assist the Company and its Affiliates in recruiting and retaining employees, trustees and other individuals who provide services to the Company or an Affiliate of the Company with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. This Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards in accordance with this Plan and any procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.

Article III
ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Units, Incentive Awards, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Units, an Incentive Award or an Other Equity-Based Award. Notwithstanding any such conditions or any provision of the Plan the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled. Options, SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards (including LTIP Units) for up to five percent of the aggregate number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.02 may be granted or awarded by the Committee without regard to the minimum vesting requirements of Sections 6.06, 7.04, and 11.02. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s determinations under this Plan (including without limitation, determinations of the individuals to receive awards under this Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, awards under this Plan, whether or not such persons are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Incentive Award, Stock Award, Other Equity-Based Award or award of Performance Units. All expenses of administering this Plan shall be borne by the Company.

Article IV
ELIGIBILITY

Any employee of the Company or an Affiliate of the Company (including a trade or business that becomes an Affiliate of the Company after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an Affiliate of the Manager or the Operating Partnership) is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.

Article V
COMMON SHARES SUBJECT TO PLAN

5.01.	Common Shares Issued

Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver (and shall deliver if required under an Agreement) to the Participant shares of Common Stock from its authorized but unissued Common Shares. Upon the exercise of any Option or SAR, the Company may deliver, to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Shares.

5.02.	Aggregate and Grant Limits

(a)           The maximum aggregate number of shares of Common Stock that may be issued under this Plan (pursuant to Options, SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted on or after the Effective Date) is equal to the greater of (i) 240,000 shares and (ii) eight percent (8%) of the number of fully diluted shares of Common Stock (taking into account interests in the Operating Partnership that may become convertible into Common Stock) outstanding on the Completion Date, including any shares issued pursuant to the exercise of the underwriters’ over-allotment option on or before the Completion Date. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan on a one-for-one basis, i.e., the grant of each LTIP Unit shall be treated as an award of a share of Common Stock.

(b)           The maximum number of shares of Common Stock that may be issued under this Plan in accordance with Section 5.02(a) (after giving effect to Section 5.03) shall be subject to adjustment as provided in Article XII.

(c)           The maximum number of shares of Common Stock that may be issued upon the exercise of Options that are incentive stock options or Corresponding SARs that are related to incentive stock options shall be determined in accordance with Sections 5.02(a) and 5.02(b) and shall not be adjusted in accordance with Section 5.03.

(d)           A Nonemployee Director may not be granted Options, SARs, Stock Awards, Performance Units, Other Equity-Based Awards or Incentive Awards in any calendar year with respect to more than 12,000 shares of Common Stock.

(e)           Shares of Common Stock issued under this Plan pursuant to Options, SARs, Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted before the Effective Date shall be issued pursuant to the terms of the Plan as in effect before the Effective Date and shall not affect or reduce the number of shares of Common Stock that may be issued in accordance with Section 5.02(a).

5.03.	Replenishment of Shares

Beginning January 1, 2019, and on each January 1 thereafter during the term of the Plan, the maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other-Equity Based Awards and the settlement of Incentive Awards and Performance Units shall be increased by eight percent (8%) of any additional shares of Common Stock or interests in the Operating Partnership issued by the Company or the Operating Partnership after the Completion Date (in the case of an adjustment on January 1, 2019) or in the preceding calendar year (in the case of adjustments on and after January 1, 2020); provided however that the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 2,400,000 shares. The adjustment required under this Section 5.03 shall be made as of each January 1 during the term of the Plan. Notwithstanding the preceding sentences, no adjustment shall be made under this Section 5.03 on account of an increase in the number of outstanding shares of Common Stock (i) on account of the issuance of shares of Common Stock or LTIP Units under this Plan, (ii) on account of the issuance of shares of Common Stock upon redemption of interests in the Operating Partnership into Common Stock or (iii) arising as a result of a transaction or event described in the first paragraph of Article XI.

5.04.	Reallocation of Shares

If, on or after the Effective Date, any award or grant under this Plan (including LTIP Units and awards or grants made before the Effective Date) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Incentive Awards and Performance Units under this Plan. Any shares of Common Stock tendered or withheld on or after the Effective Date to satisfy the grant or exercise price or tax withholding obligation pursuant to any award under this Plan shall not be available for future grants or awards. If shares of Common Stock are issued in settlement of an SAR granted under this Plan, the number of shares of Common Stock available under this Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under this Plan.

Article VI
OPTIONS

6.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

6.02.	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article XII, without the approval of stockholders (a) the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of an Option if on the date of such amendment, cancellation, replacement grant or payment the Option Price exceeds Fair Market Value.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Transferability

An Option granted under this Plan may be transferred only in accordance with this Section 6.04. An Option granted under this Plan may be transferred by will or the laws of descent and distribution. To the extent permitted by the Agreement relating to an Option, an Option that is not an incentive stock option may be transferred by a Participant during the Participant’s lifetime but only to a member of the Participant’s immediate family (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such persons have more than 50% of the beneficial interests. The holder of an Option transferred pursuant to this Section 6.04 shall be bound by the same terms and conditions that governed the Option during the period it was held by the Participant; provided that the holder may transfer the Option only by will or the laws of descent and distribution. If an Option is transferred (by the Participant or the Participant’s transferee), such Option and any Corresponding SAR must be transferred to the same person or persons or entity or entities. Shares of Common Stock acquired under an Option shall be transferable after the shares become nonforfeitable and free of restriction.

6.05.	Employee Status

Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code). For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.06.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that (subject to the provisions of Article III) no Option may become exercisable before the first anniversary of its grant or the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. In addition, incentive stock options (granted under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) may not be first exercisable in a calendar year for Common Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.07.	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.08.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

6.09.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired pursuant to an Option before the earlier of (i) the first anniversary of the exercise of the Option or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, the Manager and the Operating Partnership. A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

Article VII
SARS

7.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards. No Participant may be granted Corresponding SARs (under this Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Transferability

A SAR granted under this Plan may be transferred only in accordance with this Section 7.03. A SAR granted under this Plan may be transferred by will or the laws of descent and distribution. To the extent permitted by the Agreement relating to a SAR, a SAR that is not related to an incentive stock option may be transferred by a Participant during the Participant’s lifetime but only to a member of the Participant’s immediate family (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such persons have more than 50% of the beneficial interests. The holder of a SAR transferred pursuant to this Section 7.03 shall be bound by the same terms and conditions that governed the SAR during the period it was held by the Participant; provided that the holder may transfer the SAR only by will or the laws of descent and distribution. If a Corresponding SAR is transferred (by the Participant or the Participant’s transferee), such Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Shares of Common Stock issued in settlement of a SAR shall be transferable after the shares become nonforfeitable and free of restriction.

7.04.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that (subject to the provisions of Article III) no SAR may become exercisable before the first anniversary of its grant or the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. In addition, a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

7.05.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.06.	Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share of Common Stock will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.07.	Stockholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

7.08.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired pursuant to an SAR before the earlier of (i) the first anniversary of the exercise of the SAR or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article VIII
STOCK AWARDS

8.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

8.02.	Vesting

The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the business of the Company or an Affiliate of the Company or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.

8.03.	Employee Status

In the event that the terms of any Stock Award provide that shares may become nonforfeitable and free of restriction only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are otherwise restricted, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares of Common Stock; provided, however, that (i) dividends payable on shares of Common Stock subject to a Stock Award that does not become nonforfeitable solely on the basis of continued employment or service shall be accumulated and paid, without interest, when and to the extent that the underlying Stock Award becomes nonforfeitable; (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award except as provided in Section 8.06, (iii) the Company shall retain custody of any certificates representing shares of Common Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are no longer forfeitable or restricted.

8.05.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock acquired under a Stock Award before the earlier of (i) the first anniversary of the date that the Stock Award became nonforfeitable and (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

8.06.	Transferability

A Stock Award granted under this Plan may be transferred only in accordance with this Section 8.06. A Stock Award granted under this Plan may be transferred by will or the laws of descent and distribution. If permitted by the Agreement relating to the Stock Award, during the Participant’s lifetime and during the period that the Stock Award is forfeitable or otherwise restricted, the Stock Award may be transferred by a Participant to a member of the Participant’s immediate family (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such persons have more than 50% of the beneficial interests. The holder of a Stock Award transferred pursuant to this Section 8.06 shall be bound by the same terms and conditions that governed the Stock Award during the period it was held by the Participant; provided that the holder may transfer the Stock Award only by will or the laws of descent and distribution. Shares of Common Stock granted pursuant to a Stock Award shall be transferable after the shares become nonforfeitable and free of restriction.

Article IX
PERFORMANCE UNIT AWARDS

9.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an award of Performance Units is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.

9.02.	Earning the Award

The Committee, on the date of the grant of an award, may prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee.

9.03.	Payment

In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of shares of Common Stock, by the grant of an Other Equity-Based Award (including LTIP Units), by the delivery of other securities or property or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof. The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

9.04.	Stockholder Rights

A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in shares of Common Stock. After an award of Performance Units is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.

9.05.	Transferability

A Performance Unit award granted under this Plan may be transferred only in accordance with this Section 9.05. A Performance Unit award granted under this Plan may be transferred by will or the laws of descent and distribution. If permitted by the Agreement relating to the Performance Unit award, during the Participant’s lifetime and prior to the date that the Performance Unit award is settled, the Performance Unit award may be transferred by a Participant to a member of the Participant’s immediate family (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such persons have more than 50% of the beneficial interests. The holder of a Performance Unit award transferred pursuant to this Section 9.05 shall be bound by the same terms and conditions that governed the Performance Unit award during the period it was held by the Participant; provided that the holder may transfer the Performance Unit award only by will or the laws of descent and distribution. Shares of Common Stock, Other Equity-Based Award (including LTIP Units) and other securities or property issued in settlement of a Performance Unit award shall be transferable after the shares, securities or other property become nonforfeitable and free of restriction.

9.06.	Employee Status

In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

9.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock issued in settlement of Performance Units before the earlier of (i) the first anniversary of the date the shares were issued to the Participant or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article X
OTHER EQUITY–BASED AWARDS

10.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02.	Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Subject to the provisions of Article III, the period in which such award shall be forfeitable, nontransferable or otherwise restricted shall not end before the first anniversary of the grant of the Other Equity-Based Award, the date of the Participant’s death or disability or as provided in Section 15.01 or Section 15.02. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.

10.03.	Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan or the Entities Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04.	Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.05.	Transferability

An Other Equity-Based Award (including LTIP Units) granted under this Plan may be transferred only in accordance with this Section 10.05. An Other Equity-Based Award (including LTIP Units) granted under this Plan may be transferred by will or the laws of descent and distribution. If permitted by the Agreement relating to the Other Equity-Based Award, during the Participant’s lifetime and prior to the date that the Other Equity-Based Award is settled, the Other Equity-Based Award may be transferred by a Participant to a member of the Participant’s immediate family (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such persons have more than 50% of the beneficial interests. The holder of an Other Equity-Based Award transferred pursuant to this Section 10.05 shall be bound by the same terms and conditions that governed the Other Equity-Based Award during the period it was held by the Participant; provided that the holder may transfer the Other Equity-Based Award (including LTIP Units) only by will or the laws of descent and distribution. Shares of Common Stock, LTIP Units and other securities or property covered by or issued in settlement of an Other Equity-Based Award shall be transferable after the shares, LTIP Units, securities or other property become nonforfeitable and free of restriction.

10.06.	Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

10.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock or other equity interests (including LTIP Units) covered by an Other Equity-Based Award before the earlier of (i) the first anniversary of the date that such shares or interests become nonforfeitable and (ii) the date the Participant is no longer employed or providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article XI
INCENTIVE AWARDS

11.01.	Award

In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

11.02.	Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.  Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate of the Company, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee. A goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing goals and objectives, the Committee may exclude any or all special, unusual, and/or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

11.03.	Transferability

An Incentive Award granted under this Plan may be transferred only in accordance with this Section 11.03. An Incentive Award granted under this Plan may be transferred by will or the laws of descent and distribution. If permitted by the Agreement relating to the Incentive Award, during the Participant’s lifetime and prior to the date that the Incentive Award is settled, the Incentive Award may be transferred by a Participant to a member of the Participant’s immediate family (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such persons have more than 50% of the beneficial interests. The holder of an Incentive Award transferred pursuant to this Section 11.03 shall be bound by the same terms and conditions that governed the Incentive Award during the period it was held by the Participant; provided that the holder may transfer the Incentive Award only by will or the laws of descent and distribution. Shares of Common Stock or Other Equity-Based Award (including LTIP Units) issued in settlement of an Incentive Award shall be transferable after the shares or Other Equity-Based Award (including LTIP Units) become nonforfeitable and free of restriction.

11.04.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

11.05.	Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock, an Other Equity-Based Award (including LTIP Units) or a combination thereof, as determined by the Committee.

11.06.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

11.07.	Disposition of Shares

A Participant may not sell or dispose of more than fifty percent of the shares of Common Stock issued in settlement of an Incentive Award until the earlier of (i) the first anniversary of the date the shares were issued to the Participant or (ii) the date the Participant is no longer employed by or providing services to the Company, an Affiliate of the Company, the Manager or the Operating Partnership.

Article XII
ADJUSTMENT UPON CHANGE IN COMMON SHARES

The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan, the grant limitation applicable to Nonemployee Directors and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Units and Other Equity-Based Awards granted under this Plan, shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, the grant limitation applicable to Nonemployee Directors or the terms of outstanding Stock Awards, Incentive Awards, Options, SARs, Performance Units or Other Equity-Based Awards under this Plan.

The Committee may make Stock Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards under this Plan and under the Entities Plan in substitution for performance shares, phantom shares, share awards, stock options, share appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of this Plan, the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Units granted under this Plan shall be as the Committee, in its discretion, determines is appropriate.

Article XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Stock shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

Article XIV
GENERAL PROVISIONS

14.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

14.02.	Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)) then, subject to any permissible acceleration of payment by the Committee under Treasury Regulation Section 1.409A-3(j)(4)(ii) (domestic relations orders), Treasury Regulation Section 1.409A-3(j)(4)(iii) (conflicts of interest) or Treasury Regulation Section 1.409A-3(j)(4)(iv) (payment of employment taxes) any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

14.04.	Withholding Taxes

Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the number of shares of Common Stock which may be withheld, surrendered or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender or reduction equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such supplemental taxable income.

14.05.	REIT Status

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

14.06.	Elections Under Section 83(b)

No Participant may make an election under Section 83(b) of the Code with respect to the grant of any award, the vesting of any award, the settlement of any award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.

14.07.	Return of Awards; Repayment

Each Option, SAR, Stock Award, Performance Unit Award, Incentive Award and Other Equity-Based Award (including an LTIP Unit) granted under the Plan is subject to the condition that the Company may require that such award be returned, and that any payment made with respect to such award must be repaid, if (a) such action is required under the terms of any Company recoupment or “clawback” policy as in effect on the date that the award was granted or (b) such award or payment made with respect to any award is, or in the future becomes, subject to any law, rule, requirement or regulation which imposes mandatory recoupment or forfeiture, under circumstances set forth in such law, rule, requirement or regulation; provided, however, that such clawback shall not be duplicative of any clawback required under clause (a).

Article XV
CHANGE IN CONTROL

15.01.	Time-Based Awards Not Assumed

Each Time-Based Award that is outstanding on a Control Change Date and that is not assumed or replaced with a substitute award in accordance with Section 15.02 shall be fully vested, earned or exercisable as of the Control Change Date.

The Committee, in its discretion and without the need of a Participant’s consent, may provide that a Time-Based Award that becomes vested, earned or exercisable under this Section 15.01 may be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control Transaction. With respect to each Time-Based Award that becomes vested, earned or exercisable under this Section 15.01, the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the option price or Initial Value in the case of an Option and SAR or (ii) for each vested share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award, the price per share received by stockholders for Common Stock and (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based Award is denominated and vested. Notwithstanding any contrary provision of this Section 15.01, if the option price or Initial Value exceeds the price per share of Common Stock received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled without any payment to the Participant.

15.02.	Performance Awards; Assumption of Time-Based Awards

Each Performance Award that is outstanding on a Control Change Date must be assumed by, or a substitute award granted by, the Successor Entity (or if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Performance Award being assumed or replaced. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Performance Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required. Except as provided in the following sentence, the assumed or substituted award shall have the same vesting terms and conditions as the original Performance Award being assumed or replaced; provided, however, that the performance objectives and measures of the original Performance Award being assumed or replaced shall be adjusted as the Committee determines is equitably required. Notwithstanding the preceding sentence, the assumed or substituted award shall be vested, earned or exercisable on the last day of the Participant’s employment or service with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity, with respect to a pro rata number of shares or other securities subject to the award based on the extent to which the performance or other objectives are achieved as of the date of the Participant’s termination of employment or service with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity if (i) such employment or service ends (a) on account of an involuntary termination without Cause, (b) if the Participant is party to an employment agreement with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity that provides for accelerated vesting upon such a termination, by reason of a termination due to a non-renewal of the term of the employment agreement by such employer but only if the Participant is willing and able to continue performing services on the terms and conditions that would have applied under the employment agreement but for the non-renewal, (c) on account of the Participant’s resignation for Good Reason or (d) on account of the Participant’s death or disability and (ii) the Participant remained in the continuous employ or service of the Company, the Successor Entity or an Affiliate of the Company or the Successor Entity from the Control Change Date until the date of such termination of employment or service. The pro ration shall be based on a fraction, the numerator of which is the number of days in the applicable performance period that have elapsed as of the date of termination of employment or service and the denominator of which is the total number of days in the applicable performance period. Any portion of a Performance Award that does not become vested, earned or exercisable as of the date of termination of employment or service shall be forfeited as of the date of such termination.

The Committee, in its discretion and without the need of a Participant’s consent, may provide that a Time-Based Award that is outstanding on the Control Change Date shall be assumed by, or a substitute award granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Time-Based Award being assumed or replaced. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Time-Based Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required. Except as provided in the following sentence, the assumed or substituted award shall have the same vesting terms and conditions as the original Time-Based Award being assumed or replaced. Notwithstanding the preceding sentence, the assumed or substituted award shall be fully vested, earned or exercisable on the last day of the Participant’s employment or service with the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity if (i) such employment or service ends (a) on account of an involuntary termination without Cause, (b) following non-renewal of the employment agreement, if any, between the Participant and the Company, the Successor Entity or any Affiliate of the Company or the Successor Entity, (c) on account of the Participant’s resignation for Good Reason or (d) on account of the Participant’s death or disability and (ii) the Participant remained in the continuous employ or service of the Company, the Successor Entity or an Affiliate of the Company or the Successor Entity from the Control Change Date until the date of such termination of employment or service.

15.03.	Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 15.03, the Parachute Payments will be reduced pursuant to this Section 15.03 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.03 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.03 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

For purposes of this Section 15.03, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 15.03, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 15.03, this Section 15.03 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

Article XVI
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if (a) such approval is required by law or the rules of any exchange on which the Common Stock is listed, (b) if the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of shares of Common Stock that may be issued under this Plan and the Entities Plan (except as provided in Article XII) or materially modify the requirements as to eligibility for participation in this Plan or (c) other than in connection with an involuntary termination of employment (including but not limited to death or disability), the amendment would accelerate the time at which any Option or SAR may be exercised, the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled. For the avoidance of doubt, without the approval of stockholders, the Board may not (except pursuant to Article XII) (a) reduce the option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) cancel an outstanding Option or outstanding SAR when the option price or Initial Value, as applicable exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or an outstanding SAR that may be treated as a repricing of the award under the rules and regulations of the principal exchange on which the Common Stock is listed for trading.

Article XVII
DURATION OF PLAN

No Stock Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after July 27, 2028. Stock Awards, Performance Unit awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

Article XVIII
EFFECTIVENESS OF PLAN

Options, SARs, Stock Awards, Performance Unit Awards, Incentive Awards and Other Equity-Based Awards may be granted under this Plan on and after the date that this Plan is approved by a majority of the votes cast by the Company’s stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting within twelve months of its adoption by the Board.

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